Exhibit 99.1

Porter Bancorp, Inc. Reports Growth in First Quarter Net Income

LOUISVILLE, Ky.--(BUSINESS WIRE)--April 30, 2012--Porter Bancorp, Inc. (NASDAQ: PBIB), parent company of PBI Bank, with 18 full-service banking offices in Kentucky, today reported unaudited results for the first quarter of 2012. The Company also announced that it filed its first quarter 10-Q with the Securities and Exchange Commission.

The Company reported growth in net income available to common shareholders of $985,000, or $0.08 per diluted share, for the first quarter of 2012 compared with $305,000, or $0.03 per diluted share, for the first quarter of 2011.

The increase in net income was primarily attributable to the gain on sale of investment securities in the first quarter of 2012 which totaled $2.0 million compared with $83,000 in the first quarter of 2011 and a decrease in our provision for loan losses in the first quarter of 2012 which totaled $3.8 million compared to $5.1 million in the first quarter of 2011. Those improvements were partially offset by lower net interest income in the first quarter of 2012 compared with the first quarter of 2011.

Non-performing loans increased to $98.0 million, or 8.92% of total loans, at March 31, 2012, compared with $93.4 million, or 8.22% of total loans, at December 31, 2011. Non-performing assets decreased on a dollar basis to $133.5 million, or 9.61% of total assets, compared with $134.8 million, or 9.26% of total assets, at December 31, 2011.

Foreclosed properties at March 31, 2012 declined to $35.6 million compared with $41.4 million at December 31, 2011, and $73.9 million at March 31, 2011. The Company sold $9.6 million in other real estate owned during the first quarter of 2012. Our ratio of non-performing assets to total assets increased to 9.61% at March 31, 2012, compared with 8.28% at March 31, 2011.

At March 31, 2012, PBI Bank’s Tier 1 leverage ratio was 7.07% and its Total risk-based capital ratio was 11.38%, which are below the minimums of 9.0% and 12.0% required by the Bank’s Consent Order. At March 31, 2012, Porter Bancorp’s leverage ratio was 7.30%, compared with 6.53% at December 31, 2011, and its Total risk based capital ratio was 11.68% compared with 11.22% at December 31, 2011. We are continuing our efforts to strengthen our capital levels and comply with the Consent Order.

More detailed information regarding the Company’s result of operations are included in Porter Bancorp’s 10-Q filed with the Securities and Exchange Commission for the quarter ended March 31, 2012.

Non-Accrual Loan Activity

(in thousands)
Non-accrual loans at December 31, 2011	$92,020
Net principal pay-downs	(5,240)
Charge-offs	(2,312)
Loans foreclosed and transferred to OREO	(3,829)
Loans placed on non-accrual during the period	16,591

Non-accrual loans at March 31, 2012	$97,230

Other Real Estate Owned (OREO) Activity (Net of Allowance)

(in thousands)
OREO at December 31, 2011	$41,449
Real estate acquired	4,216
Valuation adjustment write downs	(480)
Improvements	1
Proceeds from sales of properties	(9,210)
Gain (loss) on sales, net	(402)

OREO at March 31, 2012	$35,574

Forward-Looking Statements

Statements in this press release relating to Porter Bancorp’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements. These forward-looking statements are based on management’s current expectations. Porter Bancorp’s actual results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed under “Risk Factors” in the Company’s Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of the release and Porter Bancorp does not assume any responsibility to update these statements.

Additional Information

Unaudited supplemental financial information for the first quarter ending March 31, 2012 follows.

PORTER BANCORP, INC.
Unaudited Financial Information
(in thousands, except share and per share data)

	Three	Three	Three
	Months	Months	Months
	Ended	Ended	Ended
	3/31/12	12/31/11	3/31/11

Income Statement Data
Interest income	$15,755	$16,637	$19,616
Interest expense	4,301	4,986	5,848

Net interest income	11,454	11,651	13,768
Provision for loan losses	3,750	35,800	5,100

Net interest income after provision	7,704	(24,149)	8,668

Service charges on deposit accounts	554	630	630
Income from fiduciary activities	251	255	255
Gains on sales of loans originated for sale	45	49	221
Gains (losses) on sales of securities, net	2,019	—	83
Other than temporary impairment on securities	—	(41)	—
Other	576	588	598

Non-interest income	3,445	1,481	1,787

Salaries & employee benefits	4,312	3,134	4,124
Occupancy and equipment	886	819	972
Other real estate owned expense	1,257	7,020	1,367
FDIC insurance	873	830	855
Franchise tax	592	482	582
Loan collection expense	360	520	262
Professional fees	356	429	280
Communications expense	180	169	168
Borrowing prepayment fees	—	486	—
Postage and delivery	122	117	123
Advertising	33	32	102
Other	676	658	560

Non-interest expense	9,647	14,696	9,395

Income (loss) before income taxes	1,502	(37,364)	1,060
Income tax expense	—	18,591	261

Net income (loss)	1,502	(55,955)	799
Less:
Dividends on preferred stock	437	438	438
Accretion on preferred stock	45	44	44
Earnings (loss) allocated to participating securities	35	(1,980)	12

Net income (loss) available to common	$985	$(54,457)	$305

Weighted average shares – Basic	11,735,451	11,724,456	11,704,651
Weighted average shares – Diluted	11,735,451	11,724,456	11,704,651

Basic earnings (loss) per common share	$0.08	$(4.64)	$0.03
Diluted earnings (loss) per common share	$0.08	$(4.64)	$0.03
Cash dividends declared per common share	$0.00	$0.00	$0.01

PORTER BANCORP, INC.
Unaudited Financial Information
(in thousands, except share and per share data)

	Three	Three	Three
	Months	Months	Months
	Ended	Ended	Ended
	3/31/12	12/31/11	3/31/11

Average Balance Sheet Data
Assets	$1,412,606	$1,569,669	$1,738,253
Loans	1,119,181	1,189,123	1,290,851
Earning assets	1,350,878	1,463,093	1,591,561
Deposits	1,279,287	1,379,093	1,481,192
Long-term debt and advances	39,551	44,040	48,275
Interest bearing liabilities	1,207,855	1,320,481	1,434,718
Stockholders’ equity	84,659	130,250	190,585

Performance Ratios
Return on average assets	0.43%	(14.14)%	0.19%
Return on average equity	7.14	(170.44)	1.70
Yield on average earning assets (tax equivalent)	4.73	4.55	5.03
Cost of interest bearing liabilities	1.43	1.50	1.65
Net interest margin (tax equivalent)	3.45	3.20	3.54
Efficiency ratio	74.90	111.56	60.72

Loan Charge-off Data
Loans charged-off	$(2,582)	$(22,816)	$(5,867)
Recoveries	206	103	81

Net charge-offs	$(2,376)	$(22,713)	$(5,786)

PORTER BANCORP, INC.
Unaudited Financial Information
(in thousands, except share and per share data)

	As of	As of	As of
	3/31/12	12/31/11	3/31/11

Assets
Loans	$1,098,962	$1,136,717	$1,277,497
Loan loss reserve	(53,953)	(52,579)	(33,599)

Net loans	1,045,009	1,084,138	1,243,898
Securities available for sale	174,918	158,833	163,032
Federal funds sold & interest bearing deposits	62,560	92,034	146,477
Cash and due from financial institutions	10,047	13,928	15,626
Premises and equipment	21,296	21,541	22,175
Other real estate owned	35,574	41,449	73,942
Goodwill	—	—	23,794
Deferred tax assets	—	—	12,720
Accrued interest receivable and other assets	40,219	43,501	35,443

Total Assets	$1,389,623	$1,455,424	$1,737,107

Liabilities and Equity
Certificates of deposit	$951,503	$1,024,333	$1,168,841
Interest checking	85,608	87,653	85,343
Money market	63,701	64,302	83,133
Savings	38,631	36,357	38,234

Total interest bearing deposits	1,139,443	1,212,645	1,375,551
Demand deposits	114,304	111,118	106,772

Total deposits	1,253,747	1,323,763	1,482,323
Federal funds purchased & repurchase agreements	1,926	1,738	11,429
FHLB advances	6,789	7,116	14,564
Junior subordinated debentures	32,425	32,650	33,550
Accrued interest payable and other liabilities	11,945	7,628	5,507

Total liabilities	1,306,832	1,372,895	1,547,373
Stockholders’ equity	82,791	82,529	189,734

Total Liabilities and Stockholders’ Equity	$1,389,623	$1,455,424	$1,737,107

Ending shares outstanding	11,822,102	11,824,472	11,840,176
Book value per common share	$3.76	$3.74	$12.79
Tangible book value per common share	3.57	3.54	10.37

Asset Quality Data
Loan 90 days or more past due still on accrual	$733	$1,350	$3,907
Non-accrual loans	97,230	92,020	65,964

Total non-performing loans	97,963	93,370	69,871
Real estate acquired through foreclosures	35,574	41,449	73,942
Other repossessed assets	11	5	41

Total non-performing assets	$133,548	$134,824	$143,854

Non-performing loans to total loans	8.92%	8.22%	5.47%
Non-performing assets to total assets	9.61	9.26	8.28
Allowance for loan losses to non-performing loans	55.07	56.31	48.09
Allowance for loan losses to total loans	4.91	4.63	2.63

Risk-based Capital Ratios
Tier I leverage ratio	7.30%	6.53%	10.93%
Tier I risk-based capital ratio	9.68	9.23	14.59
Total risk-based capital ratio	11.68	11.22	16.52

FTE employees	298	291	300

PBIB-F PBIB-G

CONTACT:
Porter Bancorp, Inc.
Maria L. Bouvette, President and CEO, 502-499-4800